Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 27, 2020
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2019 Earnings

WESTERLY, R.I., January 27, 2020 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced fourth quarter 2019 net income of $15.5 million, or $0.89 per diluted share, compared to net income of $18.8 million, or $1.08 per diluted share, reported for the third quarter of 2019. Net income for the year ended December 31, 2019 totaled $69.1 million, or $3.96 per diluted share, compared to $68.4 million, or $3.93 per diluted share, reported for the prior year.

“Washington Trust reported record full-year 2019 earnings,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer.  “Our results reflect the strength and stability of our core business model, which enabled us to generate growth and revenues from key business lines.  As we enter our 220th year of service, Washington Trust remains committed to providing enhanced value to those who have contributed to our success over time:  our employees, our customers, our communities and our shareholders.”

Selected highlights for the fourth quarter and full-year 2019 include:

•
Returns on average equity and average assets for the fourth quarter 2019 were 12.24% and 1.18%, respectively. Full-year returns on average equity and average assets were 14.34% and 1.34%, respectively.

•	Total loans amounted to $3.9 billion at December 31, 2019, up by $115 million, or 3%, from the end of the preceding quarter. Total loans were up by $213 million, or 6%, from December 31, 2018.

•
In-market deposits (total deposits less out-of-market wholesale brokered time deposits) amounted to $3.2 billion at December 31, 2019, up by $59 million, or 2%, from the end of the preceding quarter. Total in-market deposits were up by $167 million, or 5%, from December 31, 2018.

•
In December, Washington Trust declared a quarterly dividend of 51 cents per share. Full-year 2019 dividends declared amounted to $2.00 per share, an increase of 24 cents per share, or 14%, over last year.

Net Interest Income
Net interest income was $32.0 million for the fourth quarter of 2019, down by $984 thousand, or 3%, from the third quarter of 2019. The net interest margin was 2.61% for the fourth quarter, down by 11 basis points from 2.72% for the preceding quarter. The declines in net interest income and the net interest margin reflect the impact of the Federal Reserve rate cuts in the second half of 2019.

Washington Trust
January 27, 2020

Significant linked quarter changes included:

•
Average interest-earning assets increased by $42 million, primarily due to a $72 million increase in the average balance of loans, partially offset by a $46 million decline in the average balance of the securities portfolio. The yield on interest-earning assets for the fourth quarter was 3.86%, down by 21 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

•
Average interest-bearing liabilities increased by $33 million, with an increase of $90 million in average in-market deposits, partially offset by a decrease of $57 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances). The cost of interest-bearing liabilities for the fourth quarter was 1.53%, down by 13 basis points from the preceding quarter, reflecting lower market interest rates.

Noninterest Income
Noninterest income totaled $16.6 million for the fourth quarter of 2019, down by $1.7 million, or 9%, from the third quarter of 2019. Significant linked quarter changes included:

•	Wealth management revenues amounted to $8.9 million for the fourth quarter of 2019, down by $259 thousand, or 3%, on a linked quarter basis, due to a decline in asset-based revenues.
Wealth management assets under administration benefited from financial market appreciation in the fourth quarter of 2019 and totaled $6.2 billion at December 31, 2019, up by $109 million, or 2%, from September 30, 2019. The average balance of assets under administration for the fourth quarter decreased by approximately $209 million, or 3%, from the average balance for the preceding quarter.
Assets under administration have been negatively impacted by approximately $650 million in lost client accounts associated with the departure of two senior counselors at the end of the second quarter of 2019. The impact of these lost accounts was a reduction of revenues of approximately $290 thousand during the third quarter and $775 thousand in the fourth quarter.

•
Mortgage banking revenues totaled $3.7 million for the fourth quarter of 2019, down by $1.2 million, or 24%, from the third quarter of 2019. This reflected a linked quarter decline in the mortgage pipeline and corresponding fair value of mortgage loan commitments and loans held for sale as of December 31, 2019. Mortgage loans sold to the secondary market totaled $176 million in the fourth quarter, compared to $185 million in the preceding quarter.

•	Loan related derivative income was $1.1 million for the fourth quarter of 2019, down by $291 thousand, or 21%, reflecting lower volume of commercial borrower interest rate swap transactions.

Noninterest Expenses
Noninterest expenses totaled $28.8 million for the fourth quarter of 2019, up by $1.9 million, or 7%, from the third quarter of 2019. The linked quarter comparison of noninterest expenses was impacted by the following:

•
In the fourth quarter of 2019, a write-down valuation adjustment of $1.0 million on other real estate owned ("OREO") was recognized and included in other noninterest expenses. There were no such adjustments in the third quarter of 2019.

•
FDIC assessment credits of $235 thousand were recognized in the fourth quarter of 2019, compared to credits of $895 thousand in the third quarter of 2019. No additional FDIC assessment credits remain available, as the credits were

Washington Trust
January 27, 2020

fully utilized in the fourth quarter of 2019.
Excluding the impact of the aforementioned items, noninterest expenses for the fourth quarter of 2019 increased by $192 thousand, or 1%, on a linked quarter basis, reflecting modest increases across various noninterest expense categories.

Income tax expense totaled $4.3 million for the fourth quarter of 2019, down by $915 thousand from the preceding quarter. The effective tax rate for the fourth quarter of 2019 was 21.8%, unchanged from the preceding quarter.

Investment Securities
The securities portfolio totaled $899 million at December 31, 2019, up by $12 million, or 1%, from September 30, 2019, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities, that were largely offset by routine pay-downs on mortgage-backed securities and calls of debt securities. Fourth quarter 2019 purchases were concentrated in December and totaled $123 million, with a weighted average yield of 2.79%.

Securities represented 17% of total assets at both December 31, 2019 and September 30, 2019.

Loans
Total loans amounted to $3.9 billion at December 31, 2019, up by $115 million, or 3%, from the end of the preceding quarter. Linked quarter changes included:

•
Residential real estate loans increased by $71 million, or 5%, from September 30, 2019 and included purchases of $53 million of residential mortgage loans with a weighted average rate of 3.36%. The purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts.

•
Commercial loans grew by $49 million, or 2%, with net increases of $30 million in the commercial real estate portfolio and $19 million in the commercial and industrial portfolio. In the fourth quarter, commercial loan originations and construction advances totaled approximately $111 million and were partially offset by payoffs and paydowns.

•	The consumer loan portfolio decreased by $5 million from the balance at September 30, 2019.

From the end of 2018, total loans increased by $213 million, or 6%, with growth of $120 million, or 6%, in commercial loans, $89 million, or 7%, in residential real estate loans and $4 million, or 1%, in consumer loans.

Deposits and Borrowings
Total deposits amounted to $3.5 billion at December 31, 2019, down by $87 million, or 2%, from the end of the preceding quarter and $25 million, or 1%, from the end of 2018. Included in total deposits are out-of-market wholesale brokered time deposits, which decreased by $146 million from September 30, 2019 and by $192 million from the end of 2018.

Excluding wholesale brokered time deposits, in-market deposits at December 31, 2019 were up by $59 million, or 2%, from the end of the preceding quarter and by $167 million, or 5%, from the end of 2018, reflecting growth in money market and NOW account balances.

Federal Home Loan Bank advances amounted to $1.1 billion at December 31, 2019, up by $185 million from September 30, 2019 and $191 million from the end of 2018.

Washington Trust
January 27, 2020

Asset Quality
Nonperforming assets amounted to $18.5 million at December 31, 2019, down by $527 thousand from the end of the preceding quarter. This decline included a $3.0 million decrease in OREO and a $2.5 million increase in nonaccrual loans. The decrease in OREO reflected the sale of a foreclosed commercial property, with a carrying value of $2.0 million at September 30, 2019, at no gain or loss and a $1.0 valuation write-down adjustment on the remaining foreclosed commercial property in OREO at the end of 2019.

Total nonaccrual loans amounted to $17.4 million, or 0.45% of total loans, at December 31, 2019, compared to $14.9 million, or 0.39% of total loans, at September 30, 2019, reflecting a net increase in nonaccrual residential real estate loans. Total past due loans amounted to $15.7 million, or 0.40% of total loans, at December 31, 2019, compared to $14.4 million, or 0.38% of total loans, at September 30, 2019.

Based on management's assessment of loss exposure, as well as loan loss allocations commensurate with growth and changes in the loan portfolio and credit quality, management concluded that no loan loss provision was necessary in the fourth quarter of 2019. A loan loss provision of $400 thousand was recognized in the preceding quarter. In the fourth quarter of 2019, net recoveries of $17 thousand were recognized, compared to net charge-offs of $801 thousand in the preceding quarter.

The allowance for loan losses amounted to $27.0 million, or 0.69% of total loans, at December 31, 2019, compared to $27.0 million, or 0.71% of total loans, at September 30, 2019.

Capital and Dividends
Total shareholders' equity was $503.5 million at December 31, 2019, up by $5.7 million from September 30, 2019. This increase included net income of $15.5 million, which was partially offset by $8.9 million in dividend declarations and a charge of $2.8 million to the accumulated other comprehensive income component of shareholders' equity associated with the annual remeasurement of pension plan liabilities. This charge was largely due to a decline in the discount rate used to measure the present value of pension plan liabilities as a result of a reduction in market interest rates in 2019.

Capital levels at December 31, 2019 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.94% at December 31, 2019, unchanged from September 30, 2019. Book value per share amounted to $29.00 at December 31, 2019, compared to $28.71 at September 30, 2019.

The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended December 31, 2019. The dividend was paid on January 10, 2020 to shareholders of record on January 2, 2020.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Tuesday, January 28, 2020 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10138161;

Washington Trust
January 27, 2020

the audio replay will be available through February 11, 2020. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through March 31, 2020.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity breaches, fraud and natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Assets:
Cash and due from banks	$132,193	$141,768	$115,904	$88,242	$89,923
Short-term investments	6,262	4,336	3,910	3,317	3,552
Mortgage loans held for sale, at fair value	27,833	44,657	39,996	14,608	20,996
Securities:
Available for sale debt securities, at fair value	899,490	887,020	969,168	994,881	927,810
Held to maturity debt securities, at amortized cost	—	—	—	—	10,415
Total securities	899,490	887,020	969,168	994,881	938,225
Federal Home Loan Bank stock, at cost	50,853	45,030	49,759	48,025	46,068
Loans:
Total loans	3,892,999	3,778,106	3,730,339	3,738,469	3,680,360
Less allowance for loan losses	27,014	26,997	27,398	27,644	27,072
Net loans	3,865,985	3,751,109	3,702,941	3,710,825	3,653,288
Premises and equipment, net	28,700	29,293	29,302	29,822	29,005
Operating lease right-of-use assets	26,792	27,500	28,174	28,249	—
Investment in bank-owned life insurance	82,490	81,920	81,351	80,786	80,463
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,218	7,448	7,684	7,923	8,162
Other assets	100,934	114,888	97,574	84,142	77,175
Total assets	$5,292,659	$5,198,878	$5,189,672	$5,154,729	$5,010,766
Liabilities:
Deposits:
Noninterest-bearing deposits	$609,924	$619,839	$587,326	$577,319	$603,216
Interest-bearing deposits	2,888,958	2,966,314	2,917,296	2,926,941	2,920,832
Total deposits	3,498,882	3,586,153	3,504,622	3,504,260	3,524,048
Federal Home Loan Bank advances	1,141,464	956,786	1,060,960	1,056,129	950,722
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	28,861	29,541	30,210	30,187	—
Other liabilities	97,279	105,892	86,994	71,629	65,131
Total liabilities	4,789,167	4,701,053	4,705,467	4,684,886	4,562,582
Shareholders’ Equity:
Common stock	1,085	1,084	1,083	1,082	1,081
Paid-in capital	123,281	121,900	121,115	120,743	119,888
Retained earnings	390,363	383,765	373,873	365,521	355,524
Accumulated other comprehensive loss	(11,237)	(8,924)	(11,866)	(17,503)	(28,309)
Total shareholders’ equity	503,492	497,825	484,205	469,843	448,184
Total liabilities and shareholders’ equity	$5,292,659	$5,198,878	$5,189,672	$5,154,729	$5,010,766

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Interest income:
Interest and fees on loans	$40,079	$41,558	$42,138	$41,744	$40,299	$165,519	$149,932
Interest on mortgage loans held for sale	359	410	288	180	289	1,237	1,212
Taxable interest on debt securities	5,817	6,318	7,006	7,226	5,957	26,367	21,816
Nontaxable interest on debt securities	—	1	8	9	9	18	61
Dividends on Federal Home Loan Bank stock	693	747	720	695	669	2,855	2,369
Other interest income	435	493	399	340	294	1,667	1,017
Total interest and dividend income	47,383	49,527	50,559	50,194	47,517	197,663	176,407
Interest expense:
Deposits	9,144	9,792	9,469	8,696	7,953	37,101	24,175
Federal Home Loan Bank advances	6,015	6,512	6,980	6,661	5,446	26,168	19,073
Junior subordinated debentures	230	245	252	253	240	980	869
Total interest expense	15,389	16,549	16,701	15,610	13,639	64,249	44,117
Net interest income	31,994	32,978	33,858	34,584	33,878	133,414	132,290
Provision for loan losses	—	400	525	650	800	1,575	1,550
Net interest income after provision for loan losses	31,994	32,578	33,333	33,934	33,078	131,839	130,740
Noninterest income:
Wealth management revenues	8,894	9,153	9,549	9,252	9,012	36,848	38,341
Mortgage banking revenues	3,669	4,840	3,640	2,646	1,978	14,795	10,381
Card interchange fees	1,100	1,099	1,018	997	977	4,214	3,768
Service charges on deposit accounts	941	939	929	875	977	3,684	3,628
Loan related derivative income	1,116	1,407	746	724	1,374	3,993	2,461
Income from bank-owned life insurance	570	569	566	649	572	2,354	2,196
Net realized losses on securities	27	—	(80)	—	—	(53)	—
Other income	301	335	385	224	273	1,245	1,339
Total noninterest income	16,618	18,342	16,753	15,367	15,163	67,080	62,114
Noninterest expense:
Salaries and employee benefits	18,374	18,332	18,436	17,619	16,918	72,761	69,277
Outsourced services	2,752	2,722	2,518	2,606	2,510	10,598	8,684
Net occupancy	1,986	1,933	1,904	1,998	1,946	7,821	7,891
Equipment	996	1,046	1,028	1,011	983	4,081	4,312
Legal, audit and professional fees	692	645	664	534	587	2,535	2,427
FDIC deposit insurance costs	109	(460)	540	429	376	618	1,612
Advertising and promotion	402	368	525	239	460	1,534	1,406
Amortization of intangibles	229	236	239	239	239	943	979
Change in fair value of contingent consideration	—	—	—	—	(187)	—	(187)
Other expenses	3,215	2,048	2,297	2,289	2,850	9,849	9,761
Total noninterest expense	28,755	26,870	28,151	26,964	26,682	110,740	106,162
Income before income taxes	19,857	24,050	21,935	22,337	21,559	88,179	86,692
Income tax expense	4,321	5,236	4,662	4,842	4,523	19,061	18,260
Net income	$15,536	$18,814	$17,273	$17,495	$17,036	$69,118	$68,432

Net income available to common shareholders	$15,502	$18,778	$17,238	$17,461	$17,004	$68,979	$68,288

Weighted average common shares outstanding:
Basic	17,351	17,338	17,330	17,304	17,297	17,331	17,272
Diluted	17,436	17,414	17,405	17,401	17,385	17,414	17,391
Earnings per common share:
Basic	$0.89	$1.08	$0.99	$1.01	$0.98	$3.98	$3.95
Diluted	$0.89	$1.08	$0.99	$1.00	$0.98	$3.96	$3.93

Cash dividends declared per share	$0.51	$0.51	$0.51	$0.47	$0.47	$2.00	$1.76

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Share and Equity Related Data:
Book value per share	$29.00	$28.71	$27.93	$27.15	$25.90
Tangible book value per share - Non-GAAP (1)	$24.90	$24.60	$23.80	$23.00	$21.74
Market value per share	$53.79	$48.31	$52.18	$48.15	$47.53
Shares issued and outstanding at end of period	17,363	17,338	17,336	17,305	17,302

Capital Ratios (2):
Tier 1 risk-based capital	12.23%	12.21%	12.06%	11.84%	11.81%
Total risk-based capital	12.94%	12.94%	12.80%	12.59%	12.56%
Tier 1 leverage ratio	9.04%	8.97%	8.76%	8.69%	8.89%
Common equity tier 1	11.65%	11.62%	11.46%	11.25%	11.20%

Balance Sheet Ratios:
Equity to assets	9.51%	9.58%	9.33%	9.11%	8.94%
Tangible equity to tangible assets - Non-GAAP (1)	8.28%	8.32%	8.06%	7.83%	7.62%
Loans to deposits (3)	111.3%	105.8%	106.8%	106.3%	104.3%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Performance Ratios (4):
Net interest margin (5)	2.61%	2.72%	2.81%	2.93%	2.95%	2.77%	3.01%
Return on average assets (net income divided by average assets)	1.18%	1.44%	1.34%	1.39%	1.40%	1.34%	1.46%
Return on average tangible assets - Non-GAAP (1)	1.20%	1.46%	1.36%	1.41%	1.42%	1.36%	1.48%
Return on average equity (net income available for common shareholders divided by average equity)	12.24%	15.20%	14.58%	15.52%	15.61%	14.34%	16.20%
Return on average tangible equity - Non-GAAP (1)	14.26%	17.79%	17.17%	18.43%	18.75%	16.85%	19.57%
Efficiency ratio (6)	59.2%	52.4%	55.6%	54.0%	54.4%	55.2%	54.6%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for December 31, 2019 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,731	$9,013	$9,141	$8,921	$8,930	$35,806	$37,343
Transaction-based revenues	163	140	408	331	82	1,042	998
Total wealth management revenues	$8,894	$9,153	$9,549	$9,252	$9,012	$36,848	$38,341

Assets Under Administration (AUA):
Balance at beginning of period	$6,126,327	$6,478,890	$6,350,128	$5,910,814	$6,462,340	$5,910,814	$6,714,637
Net investment appreciation (depreciation) & income	310,766	66,514	222,489	520,057	(534,847)	1,119,826	(201,176)
Net client asset flows	(243,175)	(419,077)	(93,727)	(80,743)	(16,679)	(836,722)	(602,647)
Other (1)	41,883	—	—	—	—	41,883	—
Balance at end of period	$6,235,801	$6,126,327	$6,478,890	$6,350,128	$5,910,814	$6,235,801	$5,910,814

Percentage of AUA that are managed assets	90%	90%	91%	91%	90%	90%	90%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (2)	$3,583	$4,752	$3,523	$2,474	$1,798	$14,332	$9,748
Loan servicing fee income, net (3)	86	88	117	172	180	463	633
Total mortgage banking revenues	$3,669	$4,840	$3,640	$2,646	$1,978	$14,795	$10,381

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$120,882	$105,075	$69,736	$51,697	$58,515	$347,390	$335,585
Originations for sale to secondary market (4)	160,175	189,979	162,123	85,826	96,792	598,103	427,037
Total mortgage loan originations	$281,057	$295,054	$231,859	$137,523	$155,307	$945,493	$762,622

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$42,612	$25,766	$18,292	$9,490	$16,577	$96,160	$98,941
Sold with servicing rights released (4)	134,091	159,210	119,122	82,589	81,985	495,012	333,998
Total mortgage loans sold	$176,703	$184,976	$137,414	$92,079	$98,562	$591,172	$432,939

(1)	Represents the classification of certain non-fee generating assets as AUA due to a reporting change in the fourth quarter of 2019.

(2)
Includes gains on loan sales, commission income on loans originated for others, servicing right gains, fair value adjustments on mortgage loans held for sale, and fair value adjustments and gains on forward loan commitments.

(3)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(4)	Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Loans:
Commercial real estate (1)	$1,547,572	$1,517,320	$1,482,836	$1,463,682	$1,392,408
Commercial & industrial	585,289	566,426	583,873	610,608	620,704
Total commercial	2,132,861	2,083,746	2,066,709	2,074,290	2,013,112

Residential real estate (2)	1,449,090	1,378,518	1,352,113	1,359,072	1,360,387

Home equity	290,874	294,250	288,078	279,938	280,626
Other	20,174	21,592	23,439	25,169	26,235
Total consumer	311,048	315,842	311,517	305,107	306,861
Total loans	$3,892,999	$3,778,106	$3,730,339	$3,738,469	$3,680,360

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$394,929	25%	$377,249	27%
Connecticut	616,484	40	570,116	41
Massachusetts	458,029	30	356,615	26
Subtotal	1,469,442	95	1,303,980	94
All other states	78,130	5	88,428	6
Total commercial real estate loans	$1,547,572	100%	$1,392,408	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$356,392	25%	$352,141	26%
Connecticut	140,574	10	141,775	10
Massachusetts	932,726	64	849,435	63
Subtotal	1,429,692	99	1,343,351	99
All other states	19,398	1	17,036	1
Total residential real estate loans	$1,449,090	100%	$1,360,387	100%

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Deposits:
Noninterest-bearing demand deposits	$609,924	$619,839	$587,326	$577,319	$603,216
Interest-bearing demand deposits	159,938	152,200	128,355	162,598	178,733
NOW accounts	520,295	478,462	484,615	471,682	466,568
Money market accounts	765,899	749,122	654,719	644,949	646,878
Savings accounts	373,503	362,868	365,069	371,248	373,545
Time deposits (in-market)	784,481	792,941	801,501	792,470	778,105
In-market deposits	3,214,040	3,155,432	3,021,585	3,020,266	3,047,045
Wholesale brokered time deposits	284,842	430,721	483,037	483,994	477,003
Total deposits	$3,498,882	$3,586,153	$3,504,622	$3,504,260	$3,524,048

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Asset Quality Ratios:
Nonperforming assets to total assets	0.35%	0.37%	0.29%	0.28%	0.28%
Nonaccrual loans to total loans	0.45%	0.39%	0.34%	0.33%	0.32%
Total past due loans to total loans	0.40%	0.38%	0.48%	0.39%	0.37%
Allowance for loan losses to nonaccrual loans	155.18%	181.16%	212.93%	223.57%	231.25%
Allowance for loan losses to total loans	0.69%	0.71%	0.73%	0.74%	0.74%

Nonperforming Assets:
Commercial real estate	$603	$684	$926	$926	$925
Commercial & industrial	657	—	—	—	—
Total commercial	1,260	684	926	926	925
Residential real estate	14,297	12,531	10,610	10,032	9,346
Home equity	1,763	1,599	1,243	1,407	1,436
Other consumer	88	88	88	—	—
Total consumer	1,851	1,687	1,331	1,407	1,436
Total nonaccrual loans	17,408	14,902	12,867	12,365	11,707
Other real estate owned	1,109	4,142	2,142	2,142	2,142
Total nonperforming assets	$18,517	$19,044	$15,009	$14,507	$13,849

Past Due Loans (30 days or more past due):
Commercial real estate	$1,433	$684	$3,670	$926	$1,080
Commercial & industrial	1	1	1	1	—
Total commercial	1,434	685	3,671	927	1,080
Residential real estate	11,429	11,599	11,237	10,849	10,520
Home equity	2,696	1,973	2,904	2,911	1,989
Other consumer	130	99	102	13	33
Total consumer	2,826	2,072	3,006	2,924	2,022
Total past due loans	$15,689	$14,356	$17,914	$14,700	$13,622

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$11,477	$9,797	$8,581	$8,563	$8,613

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Nonaccrual Loan Activity:
Balance at beginning of period	$14,902	$12,867	$12,365	$11,707	$10,809	$11,707	$15,211
Additions to nonaccrual status	2,766	5,672	1,620	1,924	2,918	11,982	8,764
Loans returned to accruing status	—	(597)	(118)	(855)	(1,500)	(1,570)	(2,680)
Loans charged-off	(132)	(966)	(819)	(103)	(298)	(2,020)	(1,187)
Loans transferred to other real estate owned	—	(2,000)	—	—	—	(2,000)	(3,074)
Payments, payoffs and other changes	(128)	(74)	(181)	(308)	(222)	(691)	(5,327)
Balance at end of period	$17,408	$14,902	$12,867	$12,365	$11,707	$17,408	$11,707

Allowance for Loan Losses:
Balance at beginning of period	$26,997	$27,398	$27,644	$27,072	$26,509	$27,072	$26,488
Provision charged to earnings	—	400	525	650	800	1,575	1,550
Charge-offs	(132)	(966)	(819)	(103)	(298)	(2,020)	(1,187)
Recoveries	149	165	48	25	61	387	221
Balance at end of period	$27,014	$26,997	$27,398	$27,644	$27,072	$27,014	$27,072

Net Loan Charge-Offs (Recoveries):
Commercial real estate	($44)	$947	$—	$—	$—	$903	$602
Commercial & industrial	(15)	(122)	(16)	6	(13)	(147)	(109)
Total commercial	(59)	825	(16)	6	(13)	756	493
Residential real estate	—	—	486	—	156	486	229
Home equity	17	(36)	289	48	65	318	164
Other consumer	25	12	12	24	29	73	80
Total consumer	42	(24)	301	72	94	391	244
Total	($17)	$801	$771	$78	$237	$1,633	$966

Net charge-offs to average loans (annualized)	—%	0.08%	0.08%	0.01%	0.03%	0.04%	0.03%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2019			September 30, 2019			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$115,458	$435	1.49%	$96,231	$493	2.03%	$19,227	($58)	(0.54)%
Mortgage loans held for sale	38,494	359	3.70	39,771	410	4.09	(1,277)	(51)	(0.39)
Taxable debt securities	874,770	5,817	2.64	920,910	6,318	2.72	(46,140)	(501)	(0.08)
Nontaxable debt securities	—	—	—	75	3	15.87	(75)	(3)	(15.87)
Total securities	874,770	5,817	2.64	920,985	6,321	2.72	(46,215)	(504)	(0.08)
FHLB stock	46,501	693	5.91	47,982	747	6.18	(1,481)	(54)	(0.27)
Commercial real estate	1,538,627	16,491	4.25	1,490,878	17,314	4.61	47,749	(823)	(0.36)
Commercial & industrial	576,590	6,572	4.52	584,601	6,946	4.71	(8,011)	(374)	(0.19)
Total commercial	2,115,217	23,063	4.33	2,075,479	24,260	4.64	39,738	(1,197)	(0.31)
Residential real estate	1,399,144	13,833	3.92	1,367,017	13,728	3.98	32,127	105	(0.06)
Home equity	293,029	3,254	4.41	291,058	3,615	4.93	1,971	(361)	(0.52)
Other	20,589	250	4.82	22,270	278	4.95	(1,681)	(28)	(0.13)
Total consumer	313,618	3,504	4.43	313,328	3,893	4.93	290	(389)	(0.50)
Total loans	3,827,979	40,400	4.19	3,755,824	41,881	4.42	72,155	(1,481)	(0.23)
Total interest-earning assets	4,903,202	47,704	3.86	4,860,793	49,852	4.07	42,409	(2,148)	(0.21)
Noninterest-earning assets	323,833			320,223			3,610
Total assets	$5,227,035			$5,181,016			$46,019
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$146,408	$578	1.57%	$137,980	$649	1.87%	$8,428	($71)	(0.30)%
NOW accounts	489,374	82	0.07	471,302	69	0.06	18,072	13	0.01
Money market accounts	769,860	2,179	1.12	699,138	2,094	1.19	70,722	85	(0.07)
Savings accounts	365,977	68	0.07	362,142	72	0.08	3,835	(4)	(0.01)
Time deposits (in-market)	789,864	4,157	2.09	800,571	4,181	2.07	(10,707)	(24)	0.02
Total interest-bearing in-market deposits	2,561,483	7,064	1.09	2,471,133	7,065	1.13	90,350	(1)	(0.04)
Wholesale brokered time deposits	392,001	2,080	2.11	475,026	2,727	2.28	(83,025)	(647)	(0.17)
Total interest-bearing deposits	2,953,484	9,144	1.23	2,946,159	9,792	1.32	7,325	(648)	(0.09)
FHLB advances	1,006,246	6,015	2.37	980,091	6,512	2.64	26,155	(497)	(0.27)
Junior subordinated debentures	22,681	230	4.02	22,681	245	4.29	—	(15)	(0.27)
Total interest-bearing liabilities	3,982,411	15,389	1.53	3,948,931	16,549	1.66	33,480	(1,160)	(0.13)
Noninterest-bearing demand deposits	618,406			626,408			(8,002)
Other liabilities	123,604			115,480			8,124
Shareholders' equity	502,614			490,197			12,417
Total liabilities and shareholders' equity	$5,227,035			$5,181,016			$46,019
Net interest income (FTE)		$32,315			$33,303			($988)
Interest rate spread			2.33%			2.41%			(0.08)%
Net interest margin			2.61%			2.72%			(0.11)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2019	Sep 30, 2019	Quarter Change
Commercial loans	$321	$323	($2)
Nontaxable debt securities	—	2	(2)
Total	$321	$325	($4)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2019			December 31, 2018			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$85,447	$1,667	1.95%	$53,264	$1,017	1.91%	$32,183	$650	0.04%
Mortgage loans for sale	30,928	1,237	4.00	28,360	1,212	4.27	2,568	25	(0.27)
Taxable debt securities	947,875	26,367	2.78	832,374	21,816	2.62	115,501	4,551	0.16
Nontaxable debt securities	450	23	5.11	1,540	78	5.06	(1,090)	(55)	0.05
Total securities	948,325	26,390	2.78	833,914	21,894	2.63	114,411	4,496	0.15
FHLB stock	47,761	2,855	5.98	43,530	2,369	5.44	4,231	486	0.54
Commercial real estate	1,481,116	68,193	4.60	1,247,068	55,239	4.43	234,048	12,954	0.17
Commercial & industrial	596,451	28,545	4.79	627,485	29,845	4.76	(31,034)	(1,300)	0.03
Total commercial	2,077,567	96,738	4.66	1,874,553	85,084	4.54	203,014	11,654	0.12
Residential real estate	1,368,824	54,932	4.01	1,296,389	51,233	3.95	72,435	3,699	0.06
Home equity	286,767	14,011	4.89	283,868	13,461	4.74	2,899	550	0.15
Other	23,153	1,137	4.91	28,661	1,402	4.89	(5,508)	(265)	0.02
Total consumer	309,920	15,148	4.89	312,529	14,863	4.76	(2,609)	285	0.13
Total loans	3,756,311	166,818	4.44	3,483,471	151,180	4.34	272,840	15,638	0.10
Total interest-earning assets	4,868,772	198,967	4.09	4,442,539	177,672	4.00	426,233	21,295	0.09
Noninterest-earning assets	300,549			239,327			61,222
Total assets	$5,169,321			$4,681,866			$487,455
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$144,836	$2,537	1.75%	$112,792	$1,231	1.09%	$32,044	$1,306	0.66%
NOW accounts	469,540	310	0.07	455,823	422	0.09	13,717	(112)	(0.02)
Money market accounts	693,921	7,713	1.11	665,690	4,393	0.66	28,231	3,320	0.45
Savings accounts	365,927	272	0.07	372,269	233	0.06	(6,342)	39	0.01
Time deposits (in-market)	794,124	16,056	2.02	684,571	10,208	1.49	109,553	5,848	0.53
Total interest-bearing in-market deposits	2,468,348	26,888	1.09	2,291,145	16,487	0.72	177,203	10,401	0.37
Wholesale brokered time deposits	461,862	10,213	2.21	432,205	7,688	1.78	29,657	2,525	0.43
Total interest-bearing deposits	2,930,210	37,101	1.27	2,723,350	24,175	0.89	206,860	12,926	0.38
FHLB advances	1,015,914	26,168	2.58	854,398	19,073	2.23	161,516	7,095	0.35
Junior subordinated debentures	22,681	980	4.32	22,681	869	3.83	—	111	0.49
Total interest-bearing liabilities	3,968,805	64,249	1.62	3,600,429	44,117	1.23	368,376	20,132	0.39
Noninterest-bearing demand deposits	615,049			596,829			18,220
Other liabilities	104,463			63,102			41,361
Shareholders' equity	481,004			421,506			59,498
Total liabilities and shareholders' equity	$5,169,321			$4,681,866			$487,455
Net interest income (FTE)		$134,718			$133,555			$1,163
Interest rate spread			2.47%			2.77%			(0.30)%
Net interest margin			2.77%			3.01%			(0.24)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2019	Dec 31, 2018	Change
Commercial loans	$1,299	$1,248	$51
Nontaxable debt securities	5	17	(12)
Total	$1,304	$1,265	$39

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Tangible Book Value per Share:
Total shareholders' equity, as reported	$503,492	$497,825	$484,205	$469,843	$448,184
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,218	7,448	7,684	7,923	8,162
Total tangible shareholders' equity	$432,365	$426,468	$412,612	$398,011	$376,113

Shares outstanding, as reported	17,363	17,338	17,336	17,305	17,302

Book value per share - GAAP	$29.00	$28.71	$27.93	$27.15	$25.90
Tangible book value per share - Non-GAAP	$24.90	$24.60	$23.80	$23.00	$21.74

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$432,365	$426,468	$412,612	$398,011	$376,113

Total assets, as reported	$5,292,659	$5,198,878	$5,189,672	$5,154,729	$5,010,766
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,218	7,448	7,684	7,923	8,162
Total tangible assets	$5,221,532	$5,127,521	$5,118,079	$5,082,897	$4,938,695

Equity to assets - GAAP	9.51%	9.58%	9.33%	9.11%	8.94%
Tangible equity to tangible assets - Non-GAAP	8.28%	8.32%	8.06%	7.83%	7.62%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Return on Average Tangible Assets:
Net income, as reported	$15,536	$18,814	$17,273	$17,495	$17,036	$69,118	$68,432

Total average assets, as reported	$5,227,035	$5,181,016	$5,171,562	$5,096,103	$4,840,158	$5,169,321	$4,681,866
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,330	7,562	7,800	8,040	8,278	7,681	8,642
Total average tangible assets	$5,155,796	$5,109,545	$5,099,853	$5,024,154	$4,767,971	$5,097,731	$4,609,315

Return on average assets - GAAP	1.18%	1.44%	1.34%	1.39%	1.40%	1.34%	1.46%
Return on average tangible assets - Non-GAAP	1.20%	1.46%	1.36%	1.41%	1.42%	1.36%	1.48%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$15,502	$18,778	$17,238	$17,461	$17,004	$68,979	$68,288

Total average equity, as reported	$502,614	$490,197	$474,353	$456,241	$432,043	$481,004	$421,506
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,330	7,562	7,800	8,040	8,278	7,681	8,642
Total average tangible equity	$431,375	$418,726	$402,644	$384,292	$359,856	$409,414	$348,955

Return on average equity - GAAP	12.24%	15.20%	14.58%	15.52%	15.61%	14.34%	16.20%
Return on average tangible equity - Non-GAAP	14.26%	17.79%	17.17%	18.43%	18.75%	16.85%	19.57%